UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 22, 2015

Alliance Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

United States	000-54246	56-2637804
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

541 Lawrence Road, Broomall, Pennsylvania	19008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 353-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       Other Events

On April 22, 2015, Alliance Bancorp, Inc. of Pennsylvania (the "Company") announced that its Board of Directors declared a regular quarterly cash dividend on the common stock of the Company of $.06 per share, payable on May 22, 2015 to shareholders of record at the close of business on May 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Date: April 22, 2015	By:	/s/Peter J. Meier
Peter J. Meier
Executive Vice President and
Chief Financial Officer